Umpqua Holdings Corporation 1st Quarter 2022 Earnings Presentation April 20, 2022

2 Disclaimer FORWARD-LOOKING STATEMENTS This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction between Umpqua Holdings Corporation (“Umpqua”) and Columbia Banking System, Inc. (“Columbia”), the plans, objectives, expectations and intentions of Umpqua and Columbia, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward looking statements: changes in general economic, political, or industry conditions; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and Umpqua’s and Columbia’s respective businesses, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Federal Reserve Board or the effects of any declines in housing and commercial real estate prices, high or increasing unemployment rates, or any slowdown in economic growth particularly in the western United States; volatility and disruptions in global capital and credit markets; movements in interest rates; reform of LIBOR; competitive pressures, including on product pricing and services; success, impact, and timing of Umpqua’s and Columbia’s respective business strategies, including market acceptance of any new products or services and Umpqua and Columbia’s ability to successfully implement efficiency and operational excellence initiatives; the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations; changes in laws or regulations; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement to which Umpqua and Columbia are parties; the outcome of any legal proceedings that may be instituted against Umpqua or Columbia; delays in completing the transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all; changes in Umpqua’s or Columbia’s share price before closing, including as a result of the financial performance of the other party prior to closing, or more generally due to broader stock market movements, and the performance of financial companies and peer group companies; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Umpqua and Columbia do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; the ability to complete the transaction and integration of Umpqua and Columbia successfully; the dilution caused by Columbia’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of Umpqua and Columbia. Additional factors that could cause results to differ materially from those described above can be found in Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the Securities and Exchange Commission (the “SEC”) and available on Umpqua’s investor relations website, www.umpquabank.com, under the heading “Financial information,” and in other documents Umpqua files with the SEC, and in Columbia’s Registration Statement on Form S-4, its Annual Report on Form 10-K for the year ended December 31, 2021, which is on file with the SEC and available on Columbia’s website, www.columbiabank.com, under the heading “Financial Information” and in other documents Columbia files with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Umpqua nor Columbia assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

3 Disclaimer (con’t) NON-GAAP FINANCIAL MEASURES In addition to results in accordance with GAAP, this presentation contains certain non-GAAP financial measures. A reconciliation of GAAP to non-GAAP measures is included in the Appendix. We believe presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Strategic Updates

5 Synergies anticipated to drive growth in loans, deposits, and fee-based products and services* 2596936-002 Creating a Leading West Coast Franchise Source: S&P Global Market Intelligence; FactSet; Company filings. *Revenue synergies are anticipated but not modeled in EPS accretion guidance. Note: Market data and branch count as of October 9, 2021; Financial data as of quarter ended June 30, 2021; Pro forma financial data shown for 2023 forecasts as of transaction announcement based on underlying forecasts included on slide 14 in the transaction- related slide deck published October 12, 2021 with fully phased-in cost savings for illustrative purposes; Pro forma for Columbia’s completed acquisition of Bank of Commerce. ¹ Core cash EPS excludes standalone intangible amortization, pro forma CDI amortization, amortization of non-PCD fair value mark and amortization of other fair value marks. ² EPS accretion does not assume pro forma excess capital is used for pro forma share repurchases. . . . creating a West Coast regional powerhouse Phoenix Salt Lake City 8 0 5 5 9 0 8 2 8 4 1 5 1 5 1 7 8 5 8 4 5 9 0 5 8 0 5 San Diego Long Beach Los Angeles Sacramento Carson City Boise Portland Tacoma Helena Seattle Tacoma Sacramento Spokane Kennewick Seattle Portland Salem Santa Rosa Redding San Francisco (217) (153) Combined company deepens its foothold in the Northwest and California . . . $50bn assets 15% 2023E ROATCE 44% non-interest bearing deposits 23% / 25% GAAP / core cash1 EPS accretion to Columbia2 80% Commercial loans 8% / 11% GAAP / core cash¹ EPS accretion to Umpqua² Dramatically increases delivery channel for small business lending as Umpqua locations bring upwards of 120 new communities within 19 new MSA’s to Columbia, where small business lending expertise is executed through its branch network The combination increases market density within thriving Idaho markets, moving the pro forma bank to the No. 10 deposit market share position in the state The natural compatibility between specific lending verticals, like leasing from Umpqua and healthcare from Columbia, is expected to provide enhanced opportunity for relationship development and growth Synergies in fee-generating businesses, like Wealth Management and Home Lending, are anticipated to provide additional avenues to grow revenue above expectations Scale and associated talent and technology synergies are expected to increase net-revenue generating opportunities including organic lending expansion into new western markets and deposit- gathering opportunities in existing markets, like southern California ü ü ü ü ü Washington Oregon California $15.3bn deposits $82K median household income ~7.8mm population $16.4bn deposits $70K median household income ~4.3mm population $9.5bn deposits $83K median household income ~39.7mm population

6 Current Priorities: Integration and Growth ◦ The top priorities at Columbia and Umpqua are to prepare for and execute the seamless integration of our two banks following the closing without disrupting the growth momentum that began in 2H 2020 and that we expect to continue into 2023. ◦ The establishment of the Integration Management Office (IMO) enables our respective front lines to remain focused on what they do best: generating balanced growth in loans, deposits, and fee-based products and services. ◦ We established the IMO to lead our integration, track against key milestones, and ultimately ensure a seamless experience for our teams and clients. • The IMO leadership team includes senior executive leadership from both banks representing operations, technology, finance, legal & regulatory, communications, and project management. • The IMO enables the separation of integration responsibilities from growth initiates. ◦ Recent progress includes: ▪ Completion of the post-closing organizational design. ▪ Progressing on technology selections including core, accounting, and HR-related systems. ◦ Cost savings realization plans are progressing well, and we remain confident our $135 million original target will be achievable. ◦ We continue to project a mid-2022 closing timeframe. ◦ Following the pandemic-driven slow-down in non-PPP loan generation, each of Columbia and Umpqua re-established growth momentum in 2H 2020. ◦ Non-PPP loan growth at each bank accelerated in 2021, and held strong through year end. Each of the banks’ pipelines and 1Q 2022 results support our favorable outlook through 2022 and into 2023 at each of our respective banks. ◦ We expect product synergies and our larger pro forma balance sheet, alongside the proven success of relationship-driven operation models at Columbia and Umpqua, to support a favorable growth profile at our combined organization following our anticipated mid-2022 deal close. ◦ See Appendix for a numerical example of the power we expect our larger pro forma balance sheet to support following closing. Integration Update Growth Update

7 Revenue: Scale Expected to Enhance Opportunities Lend with a bigger balance sheet Magnifies the opportunity to grow the loan book as it reduces the need to participate out larger deals, favorably impacting new business and enabling the expansion of existing client relationships. Increases customer retention as small business customers can travel with us from inception through their corporate lending needs, which limits the number of customers who grow out of the bank. Enhances loan portfolio granularity and diversification, which supports the pro forma bank’s risk profile and presents additional opportunities to expand existing verticals (e.g., healthcare and leasing). Invest in net-revenue generating business opportunities given expected enhanced profitability Increases ability to explore new risk-appropriate verticals that provide attractive returns and further balance sheet diversification (e.g., the addition of a new national vertical without shifting away from our local strategy). Opens opportunities to organically expand into other Western markets as the larger bank is expected to be attractive to sophisticated customers and the talent needed to serve them. Grow non-interest, non-mortgage fee income by expanding relationships with combined customer base Broadens overall Wealth Management reach by extending Columbia Trust and Columbia Bank Financial Services across the combined client base. Generates additional opportunities to deepen relationships as data science capabilities from Umpqua that provide customer behavior analysis are applied across a broader customer base. For example, analytics uncover a customer who makes routine, large deposits and does not use treasury management services: this provides a “Smart Lead” to a banker to improve customer satisfaction while generating additional income for the bank. ü Our combination would enable us to: ü ü + + + + + + +

Financial Highlights & Summary Financial Statements Q1 2022

9 Total gross loans and leases increased $423 million as non-PPP loans increased $630 million or 2.8%. PPP loan balances declined 55% to $173 million, or less than 1% of total loans at March 31, 2022. Q1 2022 Highlights (Compared to Q4 2021) Deposit balances increased by $105 million or 0.4%, primarily attributable to growth in demand and savings deposits, which offset a continued decline in time deposits and lower money market balances. Net interest income decreased by $4.6 million on a quarter-to-quarter basis due to lower PPP-related income. Net interest income was otherwise stable as the increase related to higher average loans and higher rates offset two fewer days in the quarter. The provision for credit losses of $4.8 million compares to a recapture of provision of $0.7 million for the fourth quarter of 2021. The current quarter's provision reflects allowance requirements for new loan generation, loan mix changes, and changes in economic forecasts used in credit models. Net charge-offs decreased by three basis points to 0.10% of average loans and leases (annualized). Charge-off activity within the FinPac portfolio remained below its historical average for the third consecutive quarter. Non-interest income decreased by $2.8 million. Primary drivers include lower swap and syndication revenue following outsized volume in the fourth quarter of 2021 and lower revenue from the origination and sale of mortgages. These items were partly offset by an $11.5 million increase in cumulative fair value adjustment gains due to the impact of rising interest rates on multiple balance sheet items reported at fair value. Non-interest expense decreased by $17.3 million. Primary drivers include a $4.3 million decline in salaries and employee benefits related to lower incentive compensation and a $12.9 million decrease in merger related expenses to $2.3 million in the first quarter of 2022. Non-performing assets to total assets was 0.14%, compared to 0.17% at December 31, 2021. Estimated total risk-based capital ratio of 14.0% and estimated Tier 1 common to risk weighted assets ratio of 11.3%. Paid a quarterly cash dividend of $0.21 per common share on February 25, 2022, to shareholders of record as of February 15, 2022.

Performance Ratios

		For the Quarter Ended				
		Q1 2022	**Q4 2021**	**Q3 2021**	**Q2 2021**	**Q1 2021**
Reported	Net interest margin [1]	3.14 %	3.15 %	3.21 %	3.20 %	3.18 %
	Efficiency ratio	59.02 %	63.10 %	59.44 %	58.96 %	56.74 %
	Pre-provision net revenue (PPNR) return on average assets [3]	1.67 %	1.50 %	1.62 %	1.75 %	1.97 %
	Return on average assets	1.21 %	1.13 %	1.40 %	1.54 %	1.49 %
	Return on average common equity	13.62 %	12.90 %	15.82 %	17.25 %	16.33 %
	Return on average tangible common equity [3]	13.66 %	12.94 %	15.88 %	17.33 %	16.43 %
Operating	Adjusted net interest margin [1], [2]	3.06 %	3.04 %	3.04 %	3.08 %	3.07 %
	Operating efficiency ratio [3]	62.02 %	59.61 %	58.94 %	56.89 %	57.87 %
	Operating PPNR return on average assets [3]	1.43 %	1.58 %	1.62 %	1.86 %	1.87 %
	Operating return on average assets [3]	1.03 %	1.23 %	1.40 %	1.63 %	1.41 %
	Operating return on average common equity [3]	11.58 %	13.98 %	15.82 %	18.16 %	15.50 %
	Operating return on average tangible common equity [3]	11.62 %	14.03 %	15.88 %	18.24 %	15.59 %

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided on slide 15.
(3) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.

UMPQUA BANK

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11 Summary Income Statement Footnotes: Tables may not foot due to rounding. (1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate. (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation. (in millions) For the Quarter Ended Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Net interest income before provision $228.8 $233.4 $235.1 $229.8 $221.4 Provision (recapture) for credit losses 4.8 (0.7) (18.9) (23.0) — Net interest income after provision 224.0 234.1 254.0 252.8 221.4 Non-interest income 80.0 82.7 73.7 91.1 108.8 Non-interest expense 182.4 199.7 183.8 189.4 187.6 Income before provision for income taxes 121.5 117.1 143.9 154.4 142.6 Provision for income taxes 30.3 28.8 35.9 38.3 34.9 Net income $91.2 $88.4 $108.1 $116.1 $107.7 Earnings per share, diluted $0.42 $0.41 $0.49 $0.53 $0.49 Pre-provision net revenue (1), (2) $126.3 $116.4 $125.0 $131.4 $142.6 Operating pre-provision net revenue (1), (2) $108.1 $122.6 $125.0 $139.5 $135.3 Operating net income (2) $77.6 $95.8 $108.0 $122.2 $102.2 Operating earnings per share, diluted (2) $0.36 $0.44 $0.49 $0.55 $0.46

Selected Period-End Balance Sheet

(in millions)	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Total assets	$30,637.1	$30,640.9	$30,891.5	$30,285.0	$30,036.7
Interest bearing cash and temporary investments	2,358.3	2,539.6	3,349.0	2,688.3	2,861.8
Investment securities available for sale, fair value	3,638.1	3,870.4	3,723.2	3,474.0	3,167.8
Loans and leases, gross	22,975.8	22,553.2	21,969.9	22,143.7	22,160.9
Allowance for credit losses on loans and leases	(248.6)	(248.4)	(257.6)	(279.9)	(311.3)
Goodwill and other intangibles, net	7.8	8.8	10.0	11.1	14.9
Deposits	26,699.6	26,594.7	26,908.4	26,153.6	25,886.8
Securities sold under agreements to repurchase	499.5	492.2	467.8	480.3	420.4
Borrowings	6.3	6.3	6.4	111.4	281.4
Total shareholders' equity	2,607.6	2,749.3	2,722.4	2,766.3	2,681.9
Ratios and Per-Share Metrics:					
Loan to deposit ratio	86.1%	84.8%	81.6%	84.7%	85.6%
Book value per common share	$12.02	$12.69	$12.57	$12.54	$12.16
Tangible book value per common share (1)	$11.98	$12.65	$12.52	$12.49	$12.10
Tangible book value per common share, excluding AOCI (1)	$12.83	$12.64	$12.43	$12.26	$11.92
Tangible common equity to tangible assets (1)	8.5%	8.9%	8.8%	9.1%	8.9%
Tangible common equity to tangible assets, excluding AOCI (1)	9.1%	8.9%	8.7%	8.9%	8.8%

Footnotes:
Tables may not foot due to rounding. AOCI = Accumulated other comprehensive income.
(1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

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Income Statement Highlights & Segment Financials Q1 2022

14 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Net Interest Income $221.4 $229.8 $235.1 $233.4 $228.8 Accretion Related to Acquired Loans (2.2) (2.3) (2.0) (1.6) (1.4) PPP Accrued Interest (4.6) (4.6) (2.7) (1.4) (0.7) PPP Processing Fees (14.9) (15.8) (15.6) (9.6) (6.1) Net Interest Income excluding acquired loan accretion and PPP $199.7 $207.1 $214.8 $220.8 $220.6 Net Interest Income Net Interest Income $221.4 $229.8 $235.1 $233.4 $228.8 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 Net Interest Income excluding acquired loan accretion and PPP $199.7 $207.1 $214.8 $220.8 $220.6 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $150.0 $160.0 $170.0 $180.0 $190.0 $200.0 $210.0 $220.0 $230.0 $240.0 (in m ill io ns ) (in m ill io ns )

Net Interest Margin



Net Interest Margin Comparison
4.00%
3.00%
2.00%
1.00%
—%
3.18% 3.07%
3.20% 3.08%
3.21% 3.04%
3.15% 3.04%
3.14% 3.06%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Net Interest Margin
Net Interest Margin excluding acquired loan accretion and PPP



Net Interest Margin
Q4 2021 vs Q1 2022
3.15%
(0.07)%
(0.03)%
0.03%
0.06%
3.14%
Q4 2021 Reported
LHFI - Not PPP/PAA²
LHFI - PPP²
Investment Portfolio
Interest-Bearing Cash
Q1 2022 Reported

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
Net Interest Margin	**3.18 %**	**3.20 %**	**3.21 %**	**3.15 %**	**3.14 %**
(Accretion) Related to Acquired Loans	(0.03)%	(0.03)%	(0.03)%	(0.02)%	(0.02)%
(Accretion)/Dilution Related to Net PPP Impact[1]	(0.08)%	(0.09)%	(0.14)%	(0.09)%	(0.06)%
Net Interest Margin excluding acquired loan accretion and PPP	**3.07 %**	**3.08 %**	**3.04 %**	**3.04 %**	**3.06 %**

NIM – MBS & CMO Premium Amortization & Recapture Details

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022
MBS & CMO Premium in $ millions (Amortization)/Recapture	$(3.3)mm	$(2.6)mm	$(1.6)mm	$(2.3)mm	$0.3mm
Net NIM Impact in basis points Accretive/(Dilutive)	(0.05)%	(0.04)%	(0.02)%	(0.03)%	0.00 %

UMPQUA BANK

Footnotes:
1. PPP net impact includes both accrued interest on PPP loans and PPP processing fees.
2. Chart Abbreviations: LHFI = loans held for investment; PPP = Paycheck Protection Program; PAA = purchase accounting adjustments.

15

Interest Rate Sensitivity: Loans

Loan Repricing Detail[1,2]

(in millions)	Q4 2021	Q1 2022	Q4 2021	Q1 2022
Fixed	**$ 7,459**	**$ 7,724**	**33 %**	**34 %**
PPP	**392**	**178**	**2 %**	**1 %**
Prime	1,747	1,815	8 %	8 %
1 Month	5,358	5,452	24 %	24 %
Floating	**7,105**	**7,267**	**32 %**	**32 %**
Prime	300	303	1 %	1 %
6 month	3,798	4,203	17 %	18 %
1 Year	1,264	1,122	5 %	5 %
3 Year	224	212	1 %	1 %
5 Year	1,399	1,338	6 %	6 %
10 Year	564	569	3 %	2 %
Adjustable	**7,549**	**7,747**	**33 %**	**33 %**
Total	**$ 22,505**	**$ 22,916**	**100 %**	**100 %**

Loan Maturities at March 31, 2022

(in millions)	<=6 Mos	7 to 12 Mos	13 to 24 Mos	25 to 36 Mos	37 to 60 Mos	61+ Mos	Total
Fixed	$ 1,125	$ 145	$ 362	$ 524	$ 1,249	$ 4,497	$ 7,902
Floating	649	452	808	468	874	4,016	7,267
Adjustable	60	21	102	134	519	6,911	7,747
Total	**$ 1,834**	**$ 618**	**$ 1,272**	**$ 1,126**	**$ 2,642**	**$ 15,424**	**$ 22,916**

Floors: Floating and Adjustable Rate Loans at March 31, 2022[3]

(in millions)	No Floor	At Floor	Above Floor	Total
Floating	$4,697	$1,495	$1,075	$7,267
Adjustable	1,254	2,023	4,470	7,747
Total	**$5,951**	**$3,518**	**$5,545**	**$15,014**
% of Total	***40%***	***23%***	***37%***	***100%***

Upward Rate Change to Move from Floor at March 31, 2022

Loans at Floor Balance (in millions)	<25 bps	26-50 bps	51-75 bps	76-100 bps	101-125 bps	126-150 bps	>150 bps	Total
Floating	$ 926	$ 217	$ 132	$ 149	$ 27	$ 5	$ 39	$1,495
Adjustable	619	358	209	489	226	66	56	2,023
Total	**$1,545**	**$ 575**	**$ 341**	**$ 638**	**$ 253**	**$ 71**	**$ 95**	**$3,518**
Weighted Average Rate Change to Move Above Floor								
Floating	0.17 %	0.36 %	0.59 %	0.87 %	1.13 %	1.41 %	1.99 %	**0.37 %**
Adjustable	0.11 %	0.37 %	0.64 %	0.88 %	1.12 %	1.34 %	2.18 %	**0.61 %**

Footnotes:
1. Index rates are mapped to the closest material index.
2. Deferred fees and costs drive variances between loan totals on this slide and loan totals in the earnings press release.
3. Loans were grouped into three buckets: (1) No Floor: no contractual floor on the loan; (2) At Floor: current rate = floor; (3) Above Floor: current rate exceeds floor. The amount above the floor was based on the current margin plus the current index assuming the loan repriced on March 31, 2022. The adjustable loans may not reprice until well into the future, depending on the timing and size of interest rate changes.

UMPQUA BANK
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Interest Rate Sensitivity: Balance Sheet Is Asset Sensitive

Interest Rate Simulation Impact on Net Interest Income[1]				
	Ramp		Shock	
	Year 1	Year 2	Year 1	Year 2
Up 400 basis points	12.0%	25.1%	22.2%	29.8%
Up 300 basis points	9.0%	18.9%	16.6%	22.4%
Up 200 basis points	5.9%	12.8%	11.1%	15.1%
Up 100 basis points	2.9%	6.4%	5.5%	7.7%
Down 100 basis points	(2.7)%	(5.4)%	(4.1)%	(6.5)%

Interest-Bearing Deposit Repricing Beta During the Last Rising-Rate Cycle				
		Cost of Umpqua Deposits		
	Fed Funds Target Rate	Interest-Bearing	Total	Non-Interest Bearing Deposits as % of Total
Q4 2021	0.25%	0.11%	0.06%	41.5%
Q3 2019	2.00%	1.19%	0.82%	31.8%
Q2 2019	2.50%	1.16%	0.81%	31.0%
Q3 2015	0.25%	0.24%	0.17%	29.8%
Variance: Peak (Peak Value less Q3 2015)	+2.25%	+0.95%	+0.65%	
Umpqua Beta (based on peak Umpqua deposit rate)[2]		**42%**	**29%**	

- The simulation repricing betas applied to interest-bearing deposits in the rising rate shock scenarios range from 43% to 45%, generally consistent with the actual betas observed in the last rising rate cycle.
- **Every 10% change to the beta in the +100 basis points shock simulation results in an approximate 1.3% change to the net interest income results.** For example:
  - A 10% **decrease** to a 45% beta in the +100 basis points shock simulation results in a repricing beta of 40.5% applied to interest-bearing deposits and an approximate 1.3% **increase** to net interest income.
  - A 10% **increase** to a 45% beta in the +100 basis points shock simulation results in a repricing beta of 49.5% applied to interest-bearing deposits and an approximate 1.3% **decrease** to net interest income.

Footnotes:

1. For the scenarios shown, the interest rate simulations assume a parallel and sustained shift in market interest rates ratably over a twelve-month period (ramp) or immediately (shock). There is no change in the composition of the size of the balance sheet in either scenario. Interest rate sensitivity in the first year of the net interest income simulation for increasing interest rate ramp scenarios is negatively impacted by the cost of non-maturity deposits repricing immediately while interest earning assets reprice at a slower rate.
2. Deposit repricing betas are calculated between Q3 2015 and Q3 2019. We use Q3 2019 as our end point despite a 50-basis point reduction in the fed funds target rate during the quarter as it represents our peak deposit costs during the last rising rate cycle and it captures the repricing lag effect.

UMPQUA BANK

17

18 Non-Interest Income Footnotes: Tables may not foot due to rounding. 1. Commercial product revenue includes Swaps, M&A Advisory, Syndication, and International Banking revenue. (in millions) For the quarter ended Q1 2022 Q4 2021 Q3 2021 Q2 2021 Q1 2021 Service charges on deposits $11.6 $11.2 $10.9 $10.3 $9.6 Card-based fees 8.7 9.4 9.1 10.3 7.4 Brokerage revenue — — — 1.1 3.9 Residential mortgage banking revenue, net 60.8 43.2 34.2 44.4 65.0 Loss on equity securities, net (2.7) (0.5) (0.3) — (0.7) Gain on loan and lease sales, net 2.3 4.8 4.2 5.3 1.4 BOLI income 2.1 2.1 2.0 2.1 2.1 Other Income Commercial product revenue¹ $5.3 $9.0 $3.8 $8.1 $2.8 Commercial servicing revenue 0.8 0.7 0.8 0.7 0.7 Loan-related fees 3.1 3.1 3.0 3.0 2.6 Change in fair value of certain loans held for investment (21.0) (2.7) 3.4 2.8 (0.5) Misc. Income 1.9 2.7 1.2 7.4 2.7 Swap Derivative Gain/(Loss) 7.0 (0.3) 1.4 (4.5) 11.8

Non-Interest Expense

Non-Interest Expense and Efficiency Ratio
(in millions)



$215.0
$210.0
$205.0
$200.0
$195.0
$190.0
$185.0
$180.0
$175.0
$170.0
$165.0
$160.0
$155.0
110.0%
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
$187.6
$189.4
$183.8
$199.7
$182.4
56.7%
59.0%
59.4%
63.1%
59.0%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Non-interest expense
Efficiency ratio

Non-Interest Expense Bridge
(in millions)



$199.7
$(12.9)
$1.6
$2.8
$(4.2)
$(3.9)
$(0.7)
$182.4
Q4 2021 Non-Interest Expense
Merger Expense
FDIC Assessments
Payroll Taxes
HFI Production & Other Incentive Comp
Home Lending Direct Expense
Other
Q1 2022 Non-Interest Expense

Footnotes:
HFI = held for investment

UMPQUA BANK

19

Segments - Core Banking

(In Thousands)	For the Quarter Ended				
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net interest income	$ 227,087	$ 231,250	$ 232,348	$ 226,915	$ 217,574
Provision (recapture) for credit losses	4,804	(736)	(18,919)	(22,996)	—
Non-interest income					
Gain on sale of debt securities, net	2	4	—	—	4
(Loss) gain on equity securities, net	(2,661)	(466)	(343)	4	(706)
Gain (loss) on swap derivatives, net	7,047	(303)	1,429	(4,481)	11,750
Change in fair value of certain loans held for investment	(21,049)	(2,672)	3,432	2,782	(510)
Non-interest income (excluding above items)	35,650	42,812	34,849	48,151	32,913
Total non-interest income	18,989	39,375	39,367	46,456	43,451
Non-interest expense					
Merger related expenses	2,278	15,183	—	—	—
Exit and disposal costs	3,033	3,022	3,813	4,728	1,200
Non-interest expense (excluding above items)	148,423	150,587	146,931	146,877	145,161
Allocated expenses, net[1]	3,735	4,314	3,680	970	(790)
Total non-interest expense	157,469	173,106	154,424	152,575	145,571
Income before income taxes	83,803	98,255	136,210	143,792	115,454
Provision (benefit) for income taxes	20,917	24,067	33,945	35,630	28,106
Net income	$ 62,886	$ 74,188	$ 102,265	$ 108,162	$ 87,348
Effective Tax Rate	25 %	24 %	25 %	25 %	24 %
Efficiency Ratio	64 %	64 %	57 %	56 %	56 %
Total assets	$ 30,153,079	$ 30,155,058	$ 30,419,108	$ 29,720,182	$ 29,529,769
Total loans and leases	$ 22,975,761	$ 22,553,180	$ 21,969,940	$ 22,143,739	$ 22,160,860
Total deposits	$ 26,479,078	$ 26,370,568	$ 26,510,938	$ 25,820,776	$ 25,425,339
Key Rates, end of period:					
10 year CMT	2.32 %	1.52 %	1.52 %	1.45 %	1.74 %
FHLMC 30 year fixed	4.67 %	3.11 %	3.01 %	2.98 %	3.18 %

UMPQUA BANK

20

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the mortgage banking segment.

Segments - Mortgage Banking

(In Thousands)	For the Quarter Ended				
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net interest income	$ 1,676	$ 2,129	$ 2,726	$ 2,848	$ 3,857
Provision for credit losses	—	—	—	—	—
Non-interest income					
Residential mortgage banking revenue:					
Origination and sale	16,844	23,624	30,293	41,367	62,505
Servicing	9,140	9,457	9,172	9,120	9,087
Change in fair value of MSR asset:					
Changes due to collection/realization of expected cash flows over time	(5,347)	(5,311)	(4,681)	(4,366)	(4,545)
Changes due to valuation inputs or assumptions	40,149	15,415	(634)	(1,678)	(2,014)
Non-interest income (excluding above items)	194	178	188	176	316
Total non-interest income	60,980	43,363	34,338	44,619	65,349
Non-interest expense					
Non-interest expense	28,696	30,919	33,009	37,795	41,231
Allocated expenses, net[1]	(3,735)	(4,314)	(3,680)	(970)	790
Total non-interest expense	24,961	26,605	29,329	36,825	42,021
Income before income taxes	37,695	18,887	7,735	10,642	27,185
Provision for income taxes	9,424	4,721	1,934	2,661	6,796
Net income	$28,271	$14,166	$ 5,801	$ 7,981	$20,389
Effective Tax Rate	25 %	25 %	25 %	25 %	25 %
Efficiency Ratio	40 %	58 %	79 %	78 %	61 %
Total assets	$484,047	$485,878	$472,371	$564,783	$506,911
Loans held for sale	$309,946	$353,105	$352,466	$429,052	$376,481
Total deposits	$220,509	$224,117	$397,459	$332,777	$461,494
Key Rates, end of period:					
10 year CMT	2.32 %	1.52 %	1.52 %	1.45 %	1.74 %
FHLMC 30 year fixed	4.67 %	3.11 %	3.01 %	2.98 %	3.18 %

	For the Quarter Ended				
	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
LHFS Production Statistics:					
Closed loan volume for-sale	$ 649,122	$ 871,268	$ 987,281	$1,253,023	$1,635,532
Gain on sale margin	2.59%	2.71%	3.07%	3.30%	3.82%
Direct LHFS expense	$ 14,296	$ 18,150	$ 19,958	$ 25,459	$ 31,151
Direct LHFS expenses as % of volume	2.20 %	2.08 %	2.02 %	2.03 %	1.90 %
MSR Statistics:					
Residential mortgage loans serviced for others	$12,810,574	$12,755,671	$12,853,291	$12,897,032	$13,030,467
MSR, net	$ 165,807	$ 123,615	$ 105,834	$ 102,699	$ 100,413
MSR as % of serviced portfolio	1.29%	0.97%	0.82%	0.80%	0.77%

UMPQUA BANK

Footnotes:
1. Represents the internal charge of centrally provided support services and other corporate overhead to the Mortgage Banking segment, partially offset by allocations from the Mortgage Banking segment to Core Banking for new portfolio loan originations and portfolio servicing costs.

21

Balance Sheet Highlights Q1 2022

23 Q1 2022 Loan Roll Forward $22,553 $1,721 ($155) ($799) ($141) ($208) $5 $22,976 Beginning Balance (12/31/2021) New Originations Net Advances/ Payments Payoffs Maturities PPP Other Ending Balance (3/31/2022) $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 $ in millions

Loan and Lease Portfolio Characteristics

Mortgage

- Represents 21% of overall portfolio
- Total delinquencies of 0.62%
- Annualized net charge-off rate of (0.01%)
- Average loan size of $419,000
- Average FICO of 759 and LTV of 62%

Non-owner Occupied CRE

- Represents 17% of overall portfolio
- Total delinquencies of 0.09%
- Annualized net charge-off rate of 0.00%
- Average loan size of $2.0 million
- Average LTV of 55% and DSC of 1.8

Commercial & Industrial

- Represents 16% of overall portfolio
- Total delinquencies of 0.16%
- Annualized net charge-off rate of 0.00%
- Average loan size of $594,000

Geographic Diversification


Puget Sound
16%
OR Other
11%
Bay Area
10%
Other
13%
WA Other
6%
Portland/Vanc
13%
Northern CA
10%
Southern CA
21%

Owner Occupied CRE

- Represents 10% of overall portfolio
- Total delinquencies of 0.12%
- Annualized net charge-off rate of 0.00%
- Average loan size of $996,000
- Average LTV of 56% and DSC of 1.9

Multifamily

- Represents 19% of overall portfolio
- Total delinquencies of 0.00%
- Annualized net charge-off rate of 0.00%
- Average loan size of $2.2 million
- Average LTV of 56% and DSC of 1.5

Lease & Equipment Finance (FinPac)

- Represents 6% of overall portfolio
- Total delinquencies of 1.87%
- Annualized net charge-off rate of 1.49%
- ~10% average yield
- Average loan & lease size of $36,000

Footnotes:
Balances and delinquencies as of March 31, 2022. Annualized net charge-off rate for Q1 2022. LTV, FICO and Debt Service Coverage (DSC) are based on weighted average for portfolio. LTV for the Mortgage portfolio represents average LTV based on most recent appraisal against updated loan balance. Totals may not foot due to rounding.

UMPQUA BANK
24

25 Current Expected Credit Loss (“CECL”) Footnotes: 1. Total includes $12.8 mm for Reserve for Unfunded Commitments 2. Total includes $12.9 mm for Reserve for Unfunded Commitments Loan Segment 12/31/2021 Q1 2022 Net Charge-offs Reserve build 3/31/2022 % of loans and leases outstanding Commercial $40,938 $15 $281 $41,234 1.13 % Lease & Equipment Finance $78,663 ($5,328) $8,123 $81,458 5.49 % CRE $107,536 $25 ($7,185) $100,376 0.86 % Residential/Home Equity $31,025 $6 $3,108 $34,139 0.57 % Consumer $3,017 ($262) $1,520 $4,275 2.42 % Total $261,179 ¹ ($5,544) $5,847 $261,482 ² 1.14% % of loans and leases outstanding 1.16% 1.14% % of loans and leases outstanding – ex PPP loans 1.18% 1.15 % Allowance For Credit Losses ($ in 000’s) CECL Notes Used Moody’s March Baseline economic forecast Key Components of the Moody’s economic forecast include: • U.S. real GDP average annualized growth of 3.5% in 2022, decreasing to 3.1% in 2023 • U.S. unemployment rate average 3.6% in 2022, dropping to 3.4% in 2023 • COVID infections abate in March 2022 • The Federal Reserve is expected to increase the federal funds rate consistently throughout 2022 and 2023 reaching a long-run equilibrium of 2.5% by the end of 2024

26 Credit Quality Pr ov is io n or (R ec ap tu re ) Ex pe ns e ($ in m ill io ns ) N on perform ing assets to total assets Provision or (Recapture) Expense & Non-Performing Assets to Total Assets $— $(23.0) $(18.9) $(0.7) $4.8 0.19% 0.17% 0.17% 0.17% 0.14% Provision or (recapture) expense Non Performing Assets To Total Assets Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $(40.0) $(20.0) $— $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 —% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% C la ss ifi ed L oa ns / To ta l L oa ns C lassified A ssets / R B C Classified Assets 0.74% 0.74% 0.81% 0.71% 0.87% 7.0% 7.0% 7.7% 7.0% 8.8% Classified Loans to Total Loans Classified Assets to Risk-Based Capital Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 —% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% A C L ($ in m ill io ns ) A llow ance / Total Loans and Leases Allowance for Credit Losses $331.0 $294.4 $269.3 $261.2 $261.5 1.49% 1.33% 1.23% 1.16% 1.14% Allowance for credit losses Allowance for credit losses to total loans and leases Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $— $40.0 $80.0 $120.0 $160.0 $200.0 $240.0 $280.0 $320.0 $360.0 $400.0 $440.0 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% Net Charge-offs to Average Loans and Leases (annualized) 4.66% 3.80% 1.21% 1.75% 1.49% 0.33% 0.25% 0.11% 0.13% 0.10% Umpqua Bank (ex FinPac) Fin Pac Umpqua Holding Consolidated Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (0.50)% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 0.03% 0.01% 0.04% 0.02% 0.00%

27 Capital Management Footnotes: 1. Regulatory capital ratios are estimates pending completion and filing of the Company’s regulatory reports. 2. Greater of Regulatory Well Capitalized Threshold or Capital Adequacy Threshold + Capital Conservation Buffer (2.5%). 3.“Excess” Capital defined as capital above thresholds above internal policy limits. All regulatory capital ratios¹ remained in excess of well-capitalized and internal policy limits. Excess capital at the bank level is approximately $160mm. Holding company ratios are shown to the right. Paid a quarterly cash dividend of $0.21 per common share on February 25, 2022 to shareholders of record as of February 15, 2022. 8.5% 9.2% 11.3% 11.3% 14.0% 5.0% 7.0% 8.5% 10.5% 6.0% 1.5% 2.0% 0.5% 1.5% 2.5% 2.7% 2.3% 2.3% 2.0% Capital Threshold² In-House Policy Floor "Excess" Capital³ Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Focused on providing long term value for our shareholders

Appendix • Non-GAAP Reconciliation (Slides 29-33) • Additional Slides Related to the Pending Combination with Columbia (Slides 34-36)

Non-GAAP Reconciliation: Tangible Capital

(In thousands, except per share data)		Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
Total shareholders' equity	a	**$2,607,598**	**$2,749,270**	**$2,722,379**	**$2,766,316**	**$2,681,869**
Less: Goodwill		—	—	—	—	2,715
Less: Other intangible assets, net		7,815	8,840	9,970	11,100	12,230
Tangible common shareholders' equity	b	2,599,783	2,740,430	2,712,409	2,755,216	2,666,924
Less: Accumulated other comprehensive income (AOCI)		(183,756)	1,759	20,209	50,629	38,132
Tangible common shareholders' equity, ex AOCI	c	2,783,539	2,738,671	2,692,200	2,704,587	2,628,792
Total assets	d	**$30,637,126**	**$30,640,936**	**$30,891,479**	**$30,284,965**	**$30,036,680**
Less: Goodwill		—	—	—	—	2,715
Less: Other intangible assets, net		7,815	8,840	9,970	11,100	12,230
Tangible assets	e	30,629,311	30,632,096	30,881,509	30,273,865	30,021,735
Common shares outstanding at period end	f	**216,967**	**216,626**	**216,622**	**220,626**	**220,491**
Total shareholders' equity to total assets ratio	a / d	8.51 %	8.97 %	8.81 %	9.13 %	8.93 %
Tangible common equity ratio	b / e	8.49 %	8.95 %	8.78 %	9.10 %	8.88 %
Tangible common equity ratio, ex AOCI	c / e	9.09 %	8.94 %	8.72 %	8.93 %	8.76 %
Book value per common share	a / f	$12.02	$12.69	$12.57	$12.54	$12.16
Tangible book value per common share	b / f	$11.98	$12.65	$12.52	$12.49	$12.10
Tangible book value per common share, ex AOCI	c / f	$12.83	$12.64	$12.43	$12.26	$11.92

UMPQUA BANK
29

Non-GAAP Reconciliation: Umpqua - Consolidated

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net interest income [(1)]	c	**$ 229,117**	**$ 233,754**	**$ 235,452**	**$ 230,140**	**$ 221,812**
Non-interest income (GAAP)	d	**$ 79,969**	**$ 82,738**	**$ 73,705**	**$ 91,075**	**$ 108,800**
Less: non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)
Operating non-interest income (non-GAAP)	e	**$ 56,481**	**$ 70,760**	**$ 69,821**	**$ 94,448**	**$ 100,276**
Revenue (GAAP)	f	**$ 309,086**	**$ 316,492**	**$ 309,157**	**$ 321,215**	**$ 330,612**
Operating revenue (non-GAAP)	g	**$ 285,598**	**$ 304,514**	**$ 305,273**	**$ 324,588**	**$ 322,088**
Non-interest expense (GAAP)	h	**$ 182,430**	**$ 199,711**	**$ 183,753**	**$ 189,400**	**$ 187,592**
Less: non-interest expense adjustments	b	(5,311)	(18,205)	(3,813)	(4,728)	(1,200)
Operating non-interest expense (non-GAAP)	i	**$ 177,119**	**$ 181,506**	**$ 179,940**	**$ 184,672**	**$ 186,392**
Net income (GAAP)	j	$ 91,157	$ 88,354	$ 108,066	$ 116,143	$ 107,737
Provision for income taxes		30,341	28,788	35,879	38,291	34,902
Income before provision for income taxes		121,498	117,142	143,945	154,434	142,639
Provision (recapture) for credit losses		4,804	(736)	(18,919)	(22,996)	—
Pre-provision net revenue (PPNR) (non-GAAP)	k	**126,302**	**116,406**	**125,026**	**131,438**	**142,639**
Less: Non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200
Operating PPNR (non-GAAP)	l	**$ 108,125**	**$ 122,633**	**$ 124,955**	**$ 139,539**	**$ 135,315**
Net income (GAAP)	j	**$ 91,157**	**$ 88,354**	**$ 108,066**	**$ 116,143**	**$ 107,737**
Less: Non-interest income adjustments	a	(23,488)	(11,978)	(3,884)	3,373	(8,524)
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200
Tax effect of adjustments		4,576	1,190	18	(2,025)	1,831
Operating net income (non-GAAP)	m	**$ 77,556**	**$ 95,771**	**$ 108,013**	**$ 122,219**	**$ 102,244**

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ 2	$ 4	$ —	$ —	$ 4
(Loss) gain on equity securities, net		(2,661)	(466)	(343)	4	(706)
Gain (loss) on swap derivatives		7,047	(303)	1,429	(4,481)	11,750
Change in fair value of certain loans held for investment		(21,049)	(2,672)	3,432	2,782	(510)
Change in fair value of MSR due to valuation inputs or assumptions		40,149	15,415	(634)	(1,678)	(2,014)
Total non-interest income adjustments	a	**$ 23,488**	**$ 11,978**	**$ 3,884**	**$ (3,373)**	**$ 8,524**
Non-Interest Expense Adjustments						
Merger related expenses		$ 2,278	$ 15,183	$ —	$ —	$ —
Exit and disposal costs		3,033	3,022	3,813	4,728	1,200
Total non-interest expense adjustments	b	**$ 5,311**	**$ 18,205**	**$ 3,813**	**$ 4,728**	**$ 1,200**

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

30

Non-GAAP Reconciliation: Umpqua - Consolidated (con't)

(In Thousands, except per share data)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Select Per-Share & Performance Metrics						
Earnings-per-share - basic	j/r	$ 0.42	$ 0.41	$ 0.49	$ 0.53	$ 0.49
Earnings-per-share - diluted	j/s	$ 0.42	$ 0.41	$ 0.49	$ 0.53	$ 0.49
Efficiency ratio	h/f	59.02 %	63.10 %	59.44 %	58.96 %	56.74 %
PPNR return on average assets	k/n	1.67 %	1.50 %	1.62 %	1.75 %	1.97 %
Return on average assets	j/n	1.21 %	1.13 %	1.40 %	1.54 %	1.49 %
Return on average tangible assets	j/o	1.21 %	1.14 %	1.40 %	1.55 %	1.49 %
Return on average common equity	j/p	13.62 %	12.90 %	15.82 %	17.25 %	16.33 %
Return on average tangible common equity	j/q	13.66 %	12.94 %	15.88 %	17.33 %	16.43 %
Operating Per-Share & Performance Metrics						
Operating earnings-per-share - basic	m/r	$ 0.36	$ 0.44	$ 0.49	$ 0.55	$ 0.46
Operating earnings-per-share - diluted	m/s	$ 0.36	$ 0.44	$ 0.49	$ 0.55	$ 0.46
Operating efficiency ratio	i/g	62.02 %	59.61 %	58.94 %	56.89 %	57.87 %
Operating PPNR return on average assets	l/n	1.43 %	1.58 %	1.62 %	1.86 %	1.87 %
Operating return on average assets	m/n	1.03 %	1.23 %	1.40 %	1.63 %	1.41 %
Operating return on average tangible assets	m/o	1.03 %	1.23 %	1.40 %	1.63 %	1.41 %
Operating return on average common equity	m/p	11.58 %	13.98 %	15.82 %	18.16 %	15.50 %
Operating return on average tangible common equity	m/q	11.62 %	14.03 %	15.88 %	18.24 %	15.59 %

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Average Assets	n	$30,597,413	$30,886,378	$30,614,374	$30,156,017	$29,392,490
Less: Average goodwill and other intangible assets, net		8,407	9,491	10,609	12,615	15,598
Average tangible assets	o	$30,589,006	$30,876,887	$30,603,765	$30,143,402	$29,376,892
Average common shareholders' equity	p	$ 2,715,059	$ 2,717,753	$ 2,709,641	$ 2,700,010	$ 2,674,871
Less: Average goodwill and other intangible assets, net		8,407	9,491	10,609	12,615	15,598
Average tangible common equity	q	$ 2,706,652	$ 2,708,262	$ 2,699,032	$ 2,687,395	$ 2,659,273
Weighted average basic shares outstanding	r	216,782	216,624	218,416	220,593	220,367
Weighted average diluted shares outstanding	s	217,392	217,356	218,978	221,022	220,891

UMPQUA BANK

31

Non-GAAP Reconciliation: Core Banking Segment

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net interest income [1]	c	$ 227,441	$ 231,625	$ 232,726	$ 227,292	$ 217,955
Non-interest income (GAAP)	d	$ 18,989	$ 39,375	$ 39,367	$ 46,456	$ 43,451
Less: non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)
Operating non-interest income (non-GAAP)	e	$ 35,650	$ 42,812	$ 34,849	$ 48,151	$ 32,913
Revenue (GAAP)	f	$ 246,430	$ 271,000	$ 272,093	$ 273,748	$ 261,406
Operating revenue (non-GAAP)	g	$ 263,091	$ 274,437	$ 267,575	$ 275,443	$ 250,868
Non-interest expense (GAAP) [2]	h	$ 157,469	$ 173,106	$ 154,424	$ 152,575	$ 145,571
Less: non-interest expense adjustments	b	(5,311)	(18,205)	(3,813)	(4,728)	(1,200)
Operating non-interest expense (non-GAAP)	i	$ 152,158	$ 154,901	$ 150,611	$ 147,847	$ 144,371
Net income (GAAP)	j	$ 62,886	$ 74,188	$ 102,265	$ 108,162	$ 87,348
Provision for income taxes		20,917	24,067	33,945	35,630	28,106
Income before provision for income taxes		83,803	98,255	136,210	143,792	115,454
Provision (recapture) for credit losses		4,804	(736)	(18,919)	(22,996)	—
Pre-provision net revenue (PPNR) (non-GAAP)	k	88,607	97,519	117,291	120,796	115,454
Less: Non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200
Operating PPNR (non-GAAP)	l	$ 110,579	$ 119,161	$ 116,586	$ 127,219	$ 106,116
Net income (GAAP)	j	$ 62,886	$ 74,188	$ 102,265	$ 108,162	$ 87,348
Less: Non-interest income adjustments	a	16,661	3,437	(4,518)	1,695	(10,538)
Add: Non-interest expense adjustments	b	5,311	18,205	3,813	4,728	1,200
Tax effect of adjustments		(5,462)	(2,664)	176	(1,606)	2,335
Operating net income (non-GAAP)	m	$ 79,396	$ 93,166	$ 101,736	$ 112,979	$ 80,345

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Non-Interest Income Adjustments						
Gain on sale of debt securities, net		$ 2	$ 4	$ —	$ —	$ 4
(Loss) gain on equity securities, net		(2,661)	(466)	(343)	4	(706)
Gain (loss) on swap derivatives		7,047	(303)	1,429	(4,481)	11,750
Change in fair value of certain loans held for investment		(21,049)	(2,672)	3,432	2,782	(510)
Total non-interest income adjustments	a	$(16,661)	$ (3,437)	$ 4,518	$(1,695)	$ 10,538
Non-interest Expense Adjustments						
Merger related expenses		$ 2,278	$15,183	$ —	$ —	$ —
Exit and disposal costs		3,033	3,022	3,813	4,728	1,200
Total non-interest expense adjustments	b	$ 5,311	$18,205	$ 3,813	$ 4,728	$ 1,200
Efficiency ratio	h/f	63.90 %	63.88 %	56.75 %	55.74 %	55.69 %
Operating efficiency ratio	i/g	57.83 %	56.44 %	56.29 %	53.68 %	57.55 %
Core Banking net income / Consolidated net income		68.99 %	83.97 %	94.63 %	93.13 %	81.08 %
Core Banking operating net income / Consolidated operating net income		102.37 %	97.28 %	94.19 %	92.44 %	78.58 %

UMPQUA BANK

Footnotes:
(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

32

Non-GAAP Reconciliation: Mortgage Banking Segment

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Net interest income	c	**$ 1,676**	**$ 2,129**	**$ 2,726**	**$ 2,848**	**$ 3,857**
Non-interest income (GAAP)	d	**$ 60,980**	**$ 43,363**	**$ 34,338**	**$ 44,619**	**$ 65,349**
Less: non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014
Operating non-interest income (non-GAAP)	e	**$ 20,831**	**$ 27,948**	**$ 34,972**	**$46,297**	**$67,363**
Revenue (GAAP)	f	**$ 62,656**	**$ 45,492**	**$ 37,064**	**$ 47,467**	**$ 69,206**
Operating revenue (non-GAAP)	g	**$ 22,507**	**$ 30,077**	**$ 37,698**	**$ 49,145**	**$ 71,220**
Non-interest expense (GAAP) [(1)]	h	**$ 24,961**	**$ 26,605**	**$ 29,329**	**$ 36,825**	**$ 42,021**
Less: non-interest expense adjustments	b	—	—	—	—	—
Operating non-interest expense (non-GAAP)	i	**$ 24,961**	**$ 26,605**	**$ 29,329**	**$ 36,825**	**$ 42,021**
Net income (GAAP)	j	$ 28,271	$ 14,166	$ 5,801	$ 7,981	$ 20,389
Provision for income taxes		9,424	4,721	1,934	2,661	6,796
Income before provision for income taxes		37,695	18,887	7,735	10,642	27,185
Provision for credit losses		—	—	—	—	—
Pre-provision net revenue (PPNR) (non-GAAP)	k	**37,695**	**18,887**	**7,735**	**10,642**	**27,185**
Less: Non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014
Add: Non-interest expense adjustments	b	—	—	—	—	—
Operating PPNR (non-GAAP)	l	**$ (2,454)**	**$ 3,472**	**$ 8,369**	**$ 12,320**	**$ 29,199**
Net income (GAAP)	j	**$ 28,271**	**$ 14,166**	**$ 5,801**	**$ 7,981**	**$ 20,389**
Less: Non-interest income adjustments	a	(40,149)	(15,415)	634	1,678	2,014
Add: Non-interest expense adjustments	b	—	—	—	—	—
Tax effect of adjustments		10,037	3,854	(159)	(420)	(504)
Operating net income (non-GAAP)	m	**$ (1,841)**	**$ 2,605**	**$ 6,276**	**$ 9,239**	**$ 21,899**

(In Thousands)		For the Quarter Ended				
		Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Non-Interest Income Adjustments						
Change in fair value of MSR due to valuation inputs or assumptions		$40,149	$15,415	$ (634)	$(1,678)	$ (2,014)
Total non-interest income adjustments	a	**$40,149**	**$15,415**	**$ (634)**	**$(1,678)**	**$ (2,014)**
Total non-interest expense adjustments	b	**$ —**	**$ —**	**$ —**	**$ —**	**$ —**
Efficiency ratio	h/f	39.84 %	58.48 %	79.13 %	77.58 %	60.72 %
Operating efficiency ratio	i/g	110.90 %	88.46 %	77.80 %	74.93 %	59.00 %
Mortgage Banking net income / Consolidated net income		31.01 %	16.03 %	5.37 %	6.87 %	18.92 %
Mortgage Banking operating net income / Consolidated operating net income		(2.37)%	2.72 %	5.81 %	7.56 %	21.42 %

UMPQUA BANK

Footnotes:
(1) Includes adjustments related to allocated expenses between the Core Banking and Mortgage Banking segments.

33

The Power of a Larger Balance Sheet: A Hypothetical Example

- The opportunities to grow the loan book by expanding business with our *existing* customer base are dramatic, and they are potentially multiplicative as we continue to win business in our markets.

(a)	Columbia 9/30/21 Tangible Common Equity*	$1,536			
(b)	Umpqua 9/30/21 Tangible Common Equity*	$2,712			
(c)	Pro Forma Company Tangible Common Equity*	$4,412	Opportunities		
			Many	Some	A Few
	Columbia Perspective				
(d)	Loan Amount: Hypothetical**		$20	$35	$60
(e) = (d) ÷ (a)	% of Columbia 9/30/21 TCE		1.30%	2.28%	3.91%
	Umpqua Perspective				
(f)	Loan Amount: Hypothetical**		$35	$60	$100
(g) = (f) ÷ (b)	% of Umpqua 9/30/21 TCE		1.29%	2.21%	3.69%
	Pro Forma Company				
(h) = avg of (e) &	**Average of Columbia & Umpqua 9/30/21 TCE**		**1.30%**	**2.25%**	**3.80%**
(i) = (c) x (h)	**Pro Forma Loan Amount****		**$57**	**$99**	**$167**

9/30/2021 Tangible Common Equity	Columbia	Umpqua
Total Shareholders' Equity	$2,323	$2,722
-Preferred Equity	$0	$0
-Goodwill	-$766	$0
-Other Intangible Asset, net	-$21	-$10
Tangible Common Equity	$1,536	$2,712

A High-Quality Prospect…		Adds to Loan Growth	Lost Opportunity	Net Benefit to the Pro Forma Bank: Columbia Perspective	Net Benefit to the Pro Forma Bank: Umpqua Perspective
…applies for a $50 million loan	Columbia Perspective: Today	$20	$30		
	Umpqua Perspective: Today	$35	$15		
	Pro Forma	**$50**	**$0**	**$30**	**$15**
…applies for a $75 million loan	Columbia Perspective: Today	$35	$40		
	Umpqua Perspective: Today	$60	$15		
	Pro Forma	**$75**	**$0**	**$40**	**$15**
…applies for a $150 million loan	Columbia Perspective: Today	$60	$90		
	Umpqua Perspective: Today	$100	$50		
	Pro Forma	**$150**	**$0**	**$90**	**$50**

Note: $ in millions. LQA = linked-quarter annualized.
* TCE used (instead of risk-based capital) given prior disclosure for pro forma TCE. See slide 36 for the calculation of pro forma TCE, which is based on financial data for the quarter ended June 30, 2021, and market data as of October 11, 2021.
** The loan amounts and opportunities displayed on this slide are hypothetical and should only be viewed as illustrative examples. The internal hold limit of the pro forma company following closing is expected to be determined by the pro forma company's board.
^ Amount of loan application above hypothetical loan amount presented in the left-side table. For example, based on the hypothetical loan amounts in the left-most column in the right table, a loan application at Columbia for $50 million would result in a $20 million loan for Columbia's balance sheet and the participation out of $30 million, and a loan application at Umpqua for $50 million would result in a $35 million loan for Umpqua's balance sheet and the participation out of $15 million. The pro forma company's larger balance sheet (and correspondingly larger capital position) would enable the pro forma company to hold the entire $50 million loan while maintaining the same (or better) level of diversity and granularity.

34

Non-GAAP Reconciliation:
GAAP and Core Cash Earnings per Share Accretion

	GAAP ($mm)	Core cash ($mm)	Millions of diluted shares
Columbia 2023E standalone net income	$215	$215	78.7
Umpqua 2023E standalone net income	407	407	218.1
Combined net income	**$623**	**$623**	
After-tax cash adjustments			
Cost savings – fully phased-in for illustrative purposes[1]	$102	$102	
Cost of financing	(1)	(1)	
Reversal of Columbia standalone intangible amortization	5	5	
Add-back of Umpqua standalone intangible amortization	-	3	
After-tax GAAP adjustments			
Core deposit intangible amortization[2]	(14)	-	
Loan rate mark amortization[3]	(15)	-	
HTM securities rate mark accretion[4]	1	-	
Amortization of AOCI related to AFS securities and other adjustments[5]	(14)	-	
Removal of rate collar accretion[6]	(8)	-	
Real estate mark amortization[7]	(1)	-	
Non-PCD fair value mark accretion[8]	27	-	
Pro forma Columbia net income	**$705**	**$731**	208.6[9]
Columbia 2023E standalone EPS	**$2.74**[10]	**$2.80**[10]	
Umpqua 2023E standalone EPS	**1.87**[10]	**1.87**[10]	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
$ EPS accretion to Columbia	**$0.64**	**$0.70**	
% EPS accretion to Columbia	**23.4%**	**25.0%**	
Pro forma 2023 Columbia EPS	**$3.38**	**$3.50**	
(x) Fixed exchange ratio	0.5958x	0.5958x	
Pro forma 2023 EPS attributable to Umpqua	**$2.01**	**$2.09**	
$ EPS accretion to Umpqua	**$0.14**	**$0.21**	
% EPS accretion to Umpqua	**7.8%**	**11.4%**	

Source: S&P Global Market Intelligence, FactSet, Company filings; Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Assumes fully phased-in cost savings for illustrative purposes

[1] $135mm fully phased-in reduction in combined company's total noninterest expense base for illustrative purposes, quarterly synergies grown at 3.0% on an annual basis starting in 2023; Anticipated 66% phase-in during 2023 results in 17.5% GAAP and 19.2% cash EPS accretion for Columbia, and 2.6% GAAP and 6.2% cash EPS accretion for Umpqua

[2] Core deposit intangible estimate of 65bps ($108mm pre-tax) on non-time deposits, amortized through earnings over 10 years (sum-of-the-years-digits)

[3] Loan rate mark of $76mm (pre-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[4] HTM security rate mark of -$4mm (pre-tax), accreted through earnings over 6 years (sum-of-the-years-digits)

[5] AOCI mark of $54mm (after-tax), amortized through earnings over 6 years (sum-of-the-years-digits)

[6] Assumes ~$2mm (after-tax) per quarter run-down of rate collar accretion

[7] Real estate mark of $20mm (pre-tax), amortized through earnings over 20 years (straight line)

[8] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%), accreted through earnings over 4 years (sum-of-the-years-digits)

[9] Pro forma diluted shares outstanding include Columbia shares and shares issued to Umpqua based on 0.5958x exchange ratio

[10] Assumes no standalone and pro forma repurchases

35

Non-GAAP Reconciliation: Purchase Accounting Summary

Tangible Book Value per Share Dilution

	$ millions	Millions of basic shares	$ per share
Columbia			
Columbia tangible book value as of June 30, 2021	$1,692	78.5	
(–) Reduction in unrealized gains on AFS securities from Q2 to Q3 2021 (after-tax)	(22)		
(+) Four quarters of consensus earnings to close	185		
(–) Four quarters of consensus per share common dividends	(94)		
(+) Amortization of existing intangibles	5		
Standalone Columbia tangible book value at close	**$1,766**	**78.5**	**$22.50**
Pro forma			
Standalone Columbia tangible book value at close	$1,766	78.5	
(+) Standalone Umpqua tangible book value at close[1]	2,866		
(–) Reversal of Columbia equity capital and intangibles	(1,766)		
(+) Reversal of Columbia existing DTL on intangibles	8		
(+) Merger consideration for accounting purposes	2,761	129.9[2]	
(–) Goodwill and other intangibles created[3]	(955)		
(–) After-tax restructuring expenses	(191)		
(–) CECL double count on non-PCD loans[4]	(77)		
Pro forma Columbia tangible book value at close	**$4,412**	**208.4**	**$21.17**
$ dilution to Columbia			**($1.33)**
% dilution to Columbia			**(5.9%)**
Tangible book value per share earnback[5]			**2.6 years**

Calculation of Intangibles Created

	$ millions
Fixed exchange ratio	0.5958x
Reciprocal exchange ratio	1.6784x
(x) Current Umpqua stock price	$20.91
(x) Cascade fully diluted shares outstanding	78.7
Merger consideration for accounting purposes	**$2,761**
Standalone Columbia tangible book value at close	$1,766
(+) Net after-tax credit mark	0
(+) After-tax loan rate mark	56
(+) After-tax HTM securities rate mark	(3)
(+) After-tax real estate rate mark	15
Adjusted tangible book value	**$1,834**
Excess over adjusted tangible book value	$927
(–) Core deposit intangible created	(108)
(+) DTL on CDI	28
Goodwill created	**$847**
Goodwill and other intangibles created[3]	**$955**

Source: S&P Global Market Intelligence, FactSet, Company filings; See slide 14 in the deal-related slide deck published October 12, 2021, for "Key financial assumptions" for 2023 underlying forecasts

Note: Financial data as of quarter ended June 30, 2021; Market data as of October 11, 2021; Pro forma adjustments assume 26% marginal tax rate; Pro forma for Columbia's completed acquisition of Bank of Commerce Holdings; Assumes neither company repurchases shares between deal announcement and deal close

[1] Estimated Umpqua tangible common equity at close based on Q3 2021 – Q2 2022 consensus earnings and dividend estimates, and $78mm share repurchases completed in Q3 2021 (4mm shares). Communicated Umpqua NextGen cost savings targets are separate from deal-related cost savings as they are expected to be largely realized ahead of the transaction's anticipated close

[2] Based on 0.5958 shares of Columbia stock for each Umpqua common share outstanding

[3] Based on expectations and assumptions as of announcement date; subject to change at transaction closing (estimated at June 30, 2022 for illustrative purposes)

[4] Based on $104mm pre-tax reserve allocated to non-PCD loans (65%)

[5] Based on when pro forma tangible book value per share crosses over and begins to exceed projected standalone Columbia tangible book value per share

36